As filed with the Securities and Exchange Commission on May 6, 2009.
Registration No. 333-151925

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
Under
THE SECURITIES ACT OF 1933

CRUSADER ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	1311	88-0349241
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)
4747 Gaillardia Parkway
Oklahoma City, OK 73142
(405) 285-7555
(Address and telephone number of principal executive offices)
Charles L. Mullens, Jr.
General Counsel
Crusader Energy Group Inc.
4747 Gaillardia Parkway
Oklahoma City, OK 73142
(405) 285-7555
(Name, address and telephone number of agent for service)
Copies to:
Rodney Moore, Esq.
Vinson & Elkins LLP
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, TX 75201-2975
(214) 220-7700

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☑*
(Do not check if a smaller reporting company)

* The registrant qualified as a smaller reporting company until June 30, 2008, and as such is entitled to utilize the smaller reporting company disclosure rules until the registrant files its quarterly report on Form 10-Q for the first quarter of 2009.

DEREGISTRATION OF UNSOLD SECURITIES
On June 25, 2008, Crusader Energy Group Inc., a Nevada corporation then named Westside Energy Corporation (the “Company”), filed a Registration Statement on Form S-8 (File No. 333-151925) (the “Registration Statement”) with the Securities and Exchange Commission. The Registration Statement registered 37,310,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to be issued pursuant to the Company’s 2008 Long Term Incentive Plan (the “LTIP”). The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all the Shares that were previously registered under the Registration Statement but remain unsold as of the date hereof. The Company has issued pursuant to the LTIP 449,788 Shares registered under the Registration Statement. The Company hereby amends the Registration Statement to reflect the deregistration of all remaining unsold Shares.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oklahoma City, State of Oklahoma, on May 6, 2009.

CRUSADER ENERGY GROUP INC.
	By:	/s/ David D. Le Norman
May 6, 2009		David D. Le Norman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David D. Le Norman	President, Chief Executive Officer and Director
David D. Le Norman	(principal executive officer)	May 6, 2009

/s/ Roy A. Fletcher	Vice President and Controller
Roy A. Fletcher	(principal financial officer and principal accounting officer)	May 6, 2009

/s/ Robert J. Raymond	Chairman of the Board of Directors	May 5, 2009
Robert J. Raymond

/s/ Joe Colonnetta	Director	May 1, 2009
Joe Colonnetta

/s/ James C. Crain	Director	May 1, 2009
James C. Crain

/s/ Phil D. Kramer	Director	May 4, 2009
Phil D. Kramer

/s/ Robert H. Niehaus	Director	May 5, 2009
Robert H. Niehaus